Exhibit 99.1

THERMOGENESIS NAMES DAN BESSEY CHIEF FINANCIAL OFFICER

NEW EXECUTIVE HAS MORE THAN 20 YEARS OF FINANCE AND CORPORATE DEVELOPMENT EXPERIENCE

RANCHO CORDOVA, CA, March, 28, 2013—ThermoGenesis Corp. (NASDAQ: KOOL), a leading supplier of enabling technologies for the processing, storage and administration of cell therapies, today said that Dan T. Bessey has joined the Company as Chief Financial Officer. Bessey has more than 20 years of finance and accounting experience and most recently was Vice President, Chief Financial Officer of SureWest Communications, a publically traded telecommunications company that merged with Consolidated Communications in mid-2012.

Bessey joined SureWest in 1995 and held several senior finance management positions including Director, Corporate Finance; Controller; and Vice President, Finance, before being named Chief Financial Officer in 2008. Prior to joining SureWest, Bessey was associated with Ernst & Young, LLP. A Certified Public Accountant, he holds a B.S. in Business Administration/Accountancy from California State University, Sacramento.

“We are delighted to have Dan join ThermoGenesis. His breadth of experience in a number of areas, including operations, strategic planning, finance management and M&A, will be of great value as we continue to execute our growth strategy. He also provides additional depth to our senior management team and I look forward to his contributing in a number of key areas across the Company,” said Matthew Plavan, Chief Executive Officer.

“I am excited about the opportunity at ThermoGenesis, as it is at the forefront of groundbreaking technologies in regenerative medicine,” Bessey said. “The Company has realized a number of important accomplishments over the past year and significantly improved its financial position. In addition, ThermoGenesis has a solid and achievable plan in place to realize growth and enhanced stockholder value,” he added.

About ThermoGenesis Corp.
ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These include:

•	The BioArchive® System, an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•
AXP® AutoXpress® Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP® MarrowXpress® and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood. The MXP is used for the preparation of cell concentrates, including stem cells from bone marrow aspirates in the laboratory setting.

•
The Res-Q® 60 BMC/PRP (Res-Q), a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).

This press release contains forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors including timing of FDA and foreign regulatory approvals, changes in customer forecasts, our failure to meet customers' purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers' products, introduction timing and acceptance of our new products scheduled for fiscal year 2013, and introduction of competitive products and other factors beyond our control could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2013.  A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com